(m)(3)(A)(ii)

AMENDED SCHEDULE A

with respect to the

FOURTH AMENDED AND RESTATED SHAREHOLDER SERVICE PLAN

for

VOYA INVESTORS TRUST

Class
Series	Service	Service 2

Voya Global Perspectives® Portfolio	X	N/A
Voya Government Liquid Assets Portfolio	X	X
Voya High Yield Portfolio	X	X
Voya Large Cap Growth Portfolio	X	X
Voya Large Cap Value Portfolio	X	X
Voya Limited Maturity Bond Portfolio	X	N/A
Voya U.S. Stock Index Portfolio	X	X
VY® BlackRock Inflation Protected Bond Portfolio	X	N/A
VY® Clarion Global Real Estate Portfolio	X	X
VY® Clarion Real Estate Portfolio	X	X
VY® Franklin Income Portfolio	X	X
VY® Invesco Growth and Income Portfolio	X	X
VY® JPMorgan Emerging Markets Equity Portfolio	X	X
VY® JPMorgan Small Cap Core Equity Portfolio	X	X
VY® Morgan Stanley Global Franchise Portfolio	X	X
VY® T. Rowe Price Capital Appreciation Portfolio	X	X
VY® T. Rowe Price Equity Income Portfolio	X	X
VY® T. Rowe Price International Stock Portfolio	X	N/A
VY® Templeton Global Growth Portfolio	X	X

Date last updated:  October 11, 2018